                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                                 July 23, 1997

                      ROBERTS PHARMACEUTICAL CORPORATION
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            (exact name of registrant as specified in its charter)

       New Jersey                  1-1-432                   22-2429994
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    (State or other              (Commission               (IRS Employer
    jurisdiction of              File Number)              Identification
    incorporation)                                         Number)

                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724
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         (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  908-389-1182

                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724

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         (Former name or former address, if changed from last report)

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                                     - 2 -

        Item 5. Other Events
                ------------

                Roberts Pharmaceutical Corporation announced today that it has filed with the Food and Drug Administration an Investigational New Drug Application (IND) for LY315535, one of the new gastrointestinal (GI) compounds recently acquired from Lilly. Roberts plans to develop the compound for the treatment of Functional Bowel Disorders (FBD).

        LY315535 is an orally administrated drug that can act as both a mascarinic receptor antagonist and as a serotonin (5-HT) receptor antagonist with a high degree of selectivity for the 5-HT1A receptor subtype. Because of these two different modes of action on the GI tract, the compound offers the potential to treat a broad spectrum of FBD symptoms with a single drug.

        It has been estimated that 15% - 20% of the world population has FBD and current therapies such as over-the-counter medicines and prescription antispasmodics tend to provide limited or erratic treatment response.

        Roberts noted that LY315535 is one of the first new compounds acquired by the Company to be internally advanced towards clinical development, thus an important new phase in Roberts R&D program.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ROBERTS PHARMACEUTICAL CORPORATION
                                ----------------------------------
                                            (Registrant)



Date: July 25, 1997             By: /s/ Anthony A. Rascio
                                    -------------------------------
                                    Anthony A. Rascio
                                    Vice President